Exhibit 10.12

                                OPTION AGREEMENT

      This Option Agreement is made this 16th day of June, 2003, between DESERT HEALTH PRODUCTS, INC., an Arizona corporation ("Desert Health") and ParTrusT "Beheer" B.V., a Netherlands corporation ("ParTrusT").

                                    RECITALS

      A. Desert Health and ParTrusT are parties to an Agreement for the Issuance and Sale of Stock of even date herewith (the "Sale Agreement") pursuant to which ParTrusT has agreed to purchase, and Desert Health has agreed to issue and sell, on the terms and conditions set forth therein, certain shares of Desert Health's Preferred Stock.

      B. Pursuant to the Sale Agreement, Desert Health has agreed to grant ParTrusT the right to cause the shares acquired thereunder to be repurchased by Desert Health under certain terms and ParTrusT has agreed to grant Desert Health the right to repurchase the shares acquired thereunder under certain terms and conditions. This Agreement is intended to create such rights and to set forth the terms and conditions under which they may be exercised.

      NOW THEREFORE, in consideration of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

      1. DEFINITIONS.

      Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Sale Agreement. In addition, the following terms when capitalized have the following meanings:

      (a) "CALL OPTION" means Desert Health's right to require ParTrusT, on the terms and conditions set forth herein, to resell some or all of the Shares to Desert Health.

      (b) "CALL NOTICE" means a written notice from Desert Health to ParTrusT demanding that ParTrusT sell the number of Shares specified in the Call Notice.

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      (c) "EXERCISE PRICE" means the price payable upon exercise of the Put
Option or Call Option, which shall be $1.00 per share.

      (d) "PUT OPTION" means ParTrusT's right to require Desert Health, on the terms and conditions set forth herein, to repurchase any of the Shares then owned by ParTrusT.

      (e) "PUT NOTICE" means a written notice from ParTrusT to Desert Health demanding that Desert Health purchase the number of Shares specified in the Put Notice.

      (f) "PUT PERIOD" means the 180 day period following the second anniversary of the date of this agreement.

      (g) "SALE AGREEMENT" means the Agreement for the Issuance and Sale of Stock of even date herewith between ParTrusT and Desert Health.

      (h) "SHARES" means only those certain Preferred Shares of stock of Desert Health issued to ParTrusT pursuant to the Sale Agreement.

      2. RIGHT TO PUT SHARES

      (a) GRANT OF RIGHT. Desert Health hereby grants ParTrusT the Put Option.

      (b) TIME OF EXERCISE. ParTrusT may exercise the Put Option only during the Put Period.

      (c) MANNER OF EXERCISE. ParTrusT may exercise the Put Option by delivering to Desert Health the Put Notice. The Put Notice will be effective only if delivered during the Put Period. Only one Put Notice shall be effective, and the issuance of the first effective Put Notice shall terminate the Put Option as to any Shares then owned by ParTrusT not specified in the Put Notice. ParTrusT's exercise of the Put Option shall obligate Desert Health to repurchase from ParTrusT all shares covered by the Put Notice, by proceeding with its obligations at closing hereunder.

      (d) CLOSING OF PURCHASE. The closing of the purchase by Desert Health of Shares pursuant to the exercise of the Put Option shall be held at the offices of Desert Health on a date agreed to by Desert Health and ParTrusT, but

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not later than ninety days after delivery by ParTrusT to Desert Health of the
Put Notice. At the closing:

      (i) ParTrusT will deliver to Desert Health the certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers.

      (ii) ParTrusT will provide Desert Health with certification in a form acceptable to Desert Health's counsel that the Shares conveyed are free and clear of all liens, encumbrances, charges and other claims.

      (iii) Desert Health shall pay the Purchase Price to ParTrusT in immediately available funds (i.e., cash or cash equivalents).

      3. RIGHT TO CALL SHARES.

      (a) GRANT OF OPTION. ParTrusT hereby grants to Desert Health the Call Option.

      (b) TIME OF EXERCISE OF OPTION. The Call Option may be exercised in whole or in part by Desert Health at any time or times through and including the second anniversary of the date of this Agreement.

      (c) METHOD OF EXERCISE. The Call Option shall be exercised by delivery of a Call Notice to the ParTrusT which specifies the number of Shares with respect to which the Call Option is being exercised..

      (d) CLOSING OF PURCHASE. The closing of any purchase of shares pursuant to exercise of the Call Option shall be held at the offices of Desert Health on a date agreed to by Desert Health and ParTrusT, but not later than ninety days after delivery by Desert Health to ParTrusT of the Call Notice relating to the Shares to be purchased. At the closing:

      (i) ParTrusT will deliver to Desert Health the certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers.

      (ii) ParTrusT will provide Desert Health with certification in a form acceptable to Desert Health's counsel that the Shares conveyed are free and clear of all liens, encumbrances, charges and other claims.

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      (iii) Desert Health will deliver the Purchase Price to ParTrusT in immediately available funds.

      4. MISCELLANEOUS.

      (a) NO INCONSISTENT AGREEMENTS. If Desert Health enters into any agreement which grants to any holders rights to purchase securities, or to require repurchase by Desert Health of securities, during the term of this Agreement which rights conflict directly with those of ParTrusT under this Agreement, the terms of this Agreement shall be superior in resolving such conflicts.

      (b) REMEDIES. Each party shall be entitled to specific enforcement of its rights under this Agreement, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Venue for any action hereunder shall be in a court of competent jurisdiction located in the State of Arizona. In the event Desert Health fails to tender the purchase price required upon ParTrusT's proper exercise of the Put Option, ParTrusT may, at its election, convert the shares subject to such Put Option to common stock of Desert Health at 80% of the prior 31 day average bid price for such stock.

      (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Desert Health and ParTrusT.

      (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

      (e) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      (g) DESCRIPTIVE HEADINGS. The captions and descriptive headings of this
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (h) GOVERNING LAW. The corporate law of Arizona will govern all issues concerning the internal governance of Desert Health and the relative rights of Desert Health and its shareholders in connection therewith. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the laws of Arizona without regard to choice of law principles which would require the application of the laws of any other jurisdiction.

      (i) ENTIRE AGREEMENT. This Agreement, together with the Sale Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

      (j) NOTICES. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered in one of the following manners (i) by personal delivery, in which case notice shall be deemed to have been duly given when delivered; (ii) by certified mail, return receipt requested, with postage prepaid, in which case notice shall be deemed to have been duly given on the date indicated on the return receipt; or (iii) by reputable delivery service (including, by way of example and not limitation, Federal Express, UPS and DHL) which makes a record of the date and time of delivery, in which case notice shall be deemed to have been duly given on the date indicated on the delivery service's record of delivery:

       If to ParTrusT, to:

       PARTRUST "BEHEER" B.V.
       Attention: Paul Spee
       Stadionstraat 13/4
       4815 NC Breda

       If to Desert Health, to:

       DESERT HEALTH PRODUCTS, INC.
       Attention: Johnny Shannon
       8221 E. Evans Road
       Scottsdale, AZ 8560

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DESERT HEALTH PRODUCTS, INC.                     PARTRUST "BEHEER" B.V.


By:  S/S Johnny Shannon                          By:   S/S Paul Spee
  ---------------------------                       ----------------------------
 Its:  President                                  Its:    President
     ------------------------                         --------------------------


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